Exhibit 99.1

QualTek Appoints New Independent Members to its Board of Directors

BLUE BELL, Pa., December 7, 2022 - QualTek Services Inc. (“QualTek” or the “Company”) (NASDAQ: QTEK), a leading turnkey provider of infrastructure services to the North American 5G wireless, telecom, power grid modernization and renewable energy sectors, announced today the appointment of John Kritzmacher, Bruce Roberson and Cielo Hernandez to QualTek’s Board of Directors. They will replace Jigisha Desai, Sam Totusek, and Sam Chawla.

“We are excited to welcome John, Bruce and Cielo to QualTek’s Board of Directors and believe their extensive experience and expertise, both as board members and operators, will benefit QualTek as we execute on future growth,” said QualTek CEO Scott Hisey. “We also would like to thank Jigisha, Sam, and Sam for their service to the board.”

John Kritzmacher joins the board with decades of experience as a board director, CFO and C-level operations executive across the Technology, Media & Telecom sector. Mr. Kritzmacher’s leadership perspective is derived from a combination of senior finance and operations roles in fast-paced markets disrupted by new technology and business model innovations. Mr. Kritzmacher has served as board director for InterDigital (NASDAQ: IDCC) for 13 years, including eight years as Audit Committee Chair. Previously, he served on Duff & Phelps’ board prior to the firm being taken private. In his senior executive roles, Mr. Kritzmacher most recently served as Executive Vice President and Chief Financial Officer of Wiley (NYSE: JWA) from 2013-2021, developing and executing strategies to drive revenue growth and achieve the highest earnings performance in the company’s 215+-year history. Mr. Kritzmacher’s Telecom experience includes serving as CFO at Lucent Technologies, leading into its merger with Alcatel, and as CFO at Global Crossing, leading into its combination with Level 3. Mr. Kritzmacher earned an undergraduate degree in mathematics and economics from Dartmouth College. He also holds an MBA with a specialization in accounting from New York University Stern School of Business. John will serve as Audit Committee Chairman.

Bruce Roberson joins the Board with more than 35 years’ experience as a CEO, investor, and consultant. Mr. Roberson is a Partner at Brightstar Capital Partners. Prior to joining Brightstar Capital Partners, he was a Partner with Sun Capital Partners, responsible for leading the firm’s operations team in North America. In that role Mr. Roberson was responsible for the performance of more than thirty portfolio companies and served as a board member for 22 of those companies. Previously, Mr. Roberson served for ten years as President and CEO of PSC Industrial Services under two different private equity owners. At PSC, Mr. Roberson led four separate sale processes. Prior to PSC, Mr. Roberson was an executive with Safety-Kleen Systems as well as a Senior Partner at McKinsey & Company where he worked for twenty years. Bruce received an economics degree from Stanford University and a Master of Business Administration from Harvard Business School.

Cielo Hernandez joins the board as an accomplished leader with more than 25 years of experience leading global teams across various industries including logistics, energy, manufacturing, retail and technology. Currently, Ms. Hernandez is the Chief Financial Officer and Chief Human Resources Officer of ProTrans Holdings, Inc. in Austin, TX. Ms. Hernandez is a strategic leader responsible for all financial activities with a focus on driving financial performance management, profitability analysis, long-term financing plan, and compliance. Ms. Hernandez also has extensive experience in HR strategy and transformation that drive company growth and profitability. Ms. Hernandez currently serves as a Board member for KVH Industries (NYSE: KVHI) as a Chairman of the Audit Committee and Board Member of the Rowan University Foundation. Ms. Hernandez also served as a Board Member for the Chamber of Commerce Southern NJ, a Board Member for SJI subsidiaries, President and Board Member of Maersk Inc and Maersk Services and Board Member for APM Terminals and MSC Joint Venture. Ms. Hernandez earned an undergraduate degree in accounting from Universidad Santiago de Cali, Colombia. She also holds an MBA with specialization in international business from the University of Miami.

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization and renewable energy sectors across North America. QualTek has a national footprint with more than 80 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company reports within two operating segments: Telecommunications, and Renewables and Recovery and has already become a leader in providing disaster recovery logistics and services for electric utilities. For more information, please visit https://www.qualtekservices.com.

Forward Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of QualTek. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by QualTek.

Should one or more of the risks or uncertainties materialize or should any of the assumptions made by the management of QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed in this communication and attributable to QualTek or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, QualTek undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events

Media Contact:

QualTek IR/Communications

Madison Leonard

PR@qualtekservices.com

(484) 804 - 4585